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                                                                    EXHIBIT 10.5









                          ADVANCED MEDICAL OPTICS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

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                          ADVANCED MEDICAL OPTICS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

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ARTICLE I. INTRODUCTION......................................................................1

        1.1    Purpose.......................................................................1
        1.2    Effective Date and Term.......................................................1
        1.3    Distribution..................................................................1
        1.4    Applicability of ERISA........................................................1

ARTICLE II. DEFINITIONS......................................................................1

        2.1    AMO 401(k) Plan...............................................................1
        2.2    Annual Deferral...............................................................1
        2.3    Base Salary...................................................................1
        2.4    Beneficiary...................................................................2
        2.5    Board; Board of Directors.....................................................2
        2.6    Bonuses.......................................................................2
        2.7    Code..........................................................................2
        2.8    Committee.....................................................................2
        2.9    Company.......................................................................2
        2.10   Credited Service..............................................................2
        2.11   Deferral Account..............................................................2
        2.12   Deferral Election.............................................................2
        2.13   Deferral Election Form........................................................2
        2.14   Deferral Period...............................................................2
        2.15   Disability....................................................................2
        2.16   Effective Date................................................................3
        2.17   Eligible Employee.............................................................3
        2.18   ERISA.........................................................................3
        2.19   Financial Hardship............................................................3
        2.20   Fund Rate.....................................................................3
        2.21   In-Service Distribution.......................................................3
        2.22   Investment Election Form......................................................3
        2.23   Participant...................................................................3
        2.24   Participation Agreement.......................................................3
        2.25   Plan   .......................................................................4
        2.26   Plan Year.....................................................................4
        2.27   Retirement Date...............................................................4
        2.28   Termination; Termination of Employment........................................4
        2.29   Transferring Employee.........................................................4
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                          ADVANCED MEDICAL OPTICS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

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        2.30   Unscheduled Withdrawal........................................................4

ARTICLE III. ELIGIBILITY AND PARTICIPATION...................................................4

        3.1    Participation - Eligibility and Initial Period................................4
        3.2    Participation - Subsequent Entry into Plan....................................5

ARTICLE IV. DEFERRAL ELECTIONS...............................................................5

        4.1    Deferral Election.............................................................5
        4.2    Maximum Deferral Election.....................................................6
        4.3    Minimum Deferral Election.....................................................6
        4.4    Termination of Deferral.......................................................6

ARTICLE V. DEFERRAL ACCOUNTS.................................................................7

        5.1    Deferral Accounts.............................................................7
        5.2    Investment Earnings on Deferral Accounts......................................8
        5.3    Participant Investment Elections..............................................8
        5.4    Fund Media....................................................................9
        5.5    Statement of Accounts.........................................................9

ARTICLE VI. RETIREMENT BENEFITS..............................................................9

        6.1    Entitlement to Deferral Accounts..............................................9
        6.2    Form of Retirement Benefits...................................................9
        6.3    Time of Commencement..........................................................9
        6.4    Change in Payout Timing.......................................................9

ARTICLE VII. TERMINATION BENEFITS............................................................9

        7.1    Entitlement to Deferral Accounts..............................................9
        7.2    Form of Termination Benefits.................................................10

ARTICLE VIII. DEATH BENEFITS................................................................10

        8.1    Death of Employee Prior to Retirement Date...................................10
        8.2    Death of Employee on or After Retirement Date................................10
        8.3    Death After Termination of Employment........................................10
        8.4    Investments After Death......................................................11
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                          ADVANCED MEDICAL OPTICS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

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ARTICLE IX. DISABILITY......................................................................11

        9.1    Continuation of Participation................................................11
        9.2    Availability of Financial Hardship Withdrawals...............................11

ARTICLE X. IN-SERVICE DISTRIBUTIONS.........................................................11

        10.1   Election to Take In-Service Distributions....................................11
        10.2   Maximum In-Service Distribution..............................................11
        10.3   Timing of In-Service Distribution............................................12

ARTICLE XI. UNSCHEDULED AND FINANCIAL HARDSHIP WITHDRAWALS..................................12

        11.1   Unscheduled Withdrawals......................................................12
        11.2   Financial Hardship Withdrawal................................................12
        11.3   Penalty for Unscheduled Withdrawals..........................................12

ARTICLE XII. ADDITIONAL BENEFIT PAYMENT RULES...............................................12

        12.1   Small Benefit Payments.......................................................12
        12.2   Constructive Receipt.........................................................13
        12.3   Postponement of Payment......................................................13
        12.4   Commencement Date and Investment Crediting for Benefit Payments..............13

ARTICLE XIII. ADMINISTRATION OF THE PLAN....................................................13

        13.1   Administration by Committee..................................................13
        13.2   Committee Authority; Rules and Regulations...................................13
        13.3   Appointment of Agents........................................................14
        13.4   Application for Benefits.....................................................14
        13.5   Action on Application........................................................14
        13.6   Appeal of Committee Decision.................................................14

ARTICLE XIV. CHANGE IN CONTROL..............................................................15

        14.1   Effect of a Change in Control................................................15
        14.2   Change in Control............................................................15
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                          ADVANCED MEDICAL OPTICS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

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ARTICLE XV. ESTABLISHMENT OF TRUST AND INSURANCE CONTRACTS..................................17

        15.1   Establishment of Trust.......................................................17
        15.2   Funding of Trust.............................................................17
        15.3   Investment in Insurance Contracts............................................17
        15.4   Investment in Fund Media.....................................................18

ARTICLE XVI. MISCELLANEOUS PROVISIONS.......................................................18

        16.1   Designation of Beneficiary...................................................18
        16.2   Payments During Incapacity...................................................18
        16.3   Prohibition Against Assignment...............................................19
        16.4   Binding Effect...............................................................19
        16.5   No Transfer of Interest......................................................19
        16.6   Amendment or Termination of the Plan.........................................19
        16.7   No Right to Employment.......................................................19
        16.8   Notices......................................................................20
        16.9   Governing Law................................................................20
        16.10  Titles and Headings; Gender of Terms.........................................20
        16.11  Severability.................................................................21
        16.12  Tax Effect of Plan...........................................................22

APPENDIX A -- Fund Media...................................................................A-1
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                          ADVANCED MEDICAL OPTICS, INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


                                   ARTICLE I.
                                  INTRODUCTION

        1.1 Purpose. The Advanced Medical Optics, Inc. Executive Deferred Compensation Plan is hereby established by the Board of Directors of Advanced Medical Optics, Inc., a Delaware corporation ("AMO"), to provide deferred compensation benefits to selected executive and management employees of the Company as more fully provided herein. The benefits provided under this Plan are intended to be in addition to other employee benefit programs offered by the Company, including but not limited to tax-qualified employee benefit plans.

        1.2 Effective Date and Term. This Plan was adopted by the Board of Directors of AMO (the "Board") and shall be effective as of the Distribution Date (as defined below), and shall continue in effect until terminated by the Board.

        1.3 Distribution. Allergan, Inc., a Delaware corporation ("Allergan"), is expected to distribute the shares of Common Stock, par value $0.01 per share, of AMO to the stockholders of Allergan. In connection with such distribution (the "Distribution", and the date of the Distribution, the "Distribution Date"), the liabilities attributable to the accounts of the Transferring Employees (as defined below) in the Allergan, Inc. Executive Deferred Compensation Plan (the "Allergan EDCP") will be transferred from the Allergan EDCP to the Plan, effective as of the Distribution Date.

        1.4 Applicability of ERISA. This Plan is intended to be a "top-hat" plan -- that is, an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.

                                   ARTICLE II.
                                   DEFINITIONS

        As used herein, the following definitions shall apply unless context clearly indicates to the contrary. Notwithstanding the foregoing, for purposes of the Plan, the defined terms used herein with reference to the Allergan EDCP shall have the meanings set forth in the Allergan EDCP, as in effect immediately prior to the Effective Date.

        2.1 AMO 401(k) Plan. "AMO 401(k) Plan" means the Advanced Medical Optics 401(k) Plan, as amended from time to time.

        2.2 Annual Deferral. "Annual Deferral" means the amount of Base Salary and/or Bonuses which the Participant elects to defer in each Deferral Period pursuant to Section 3.1 of the Plan.

        2.3 Base Salary. "Base Salary" means the Participant's annual basic rate of pay from the Company (excluding Bonuses, commissions, and other non-regular forms of compensation)


                                       1
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before reductions for deferrals under this Plan, the AMO 401(k) Plan, or
"cafeteria plan" under Section 125 of the Code.

        2.4 Beneficiary. "Beneficiary" means the person or persons or entity designated as such in accordance with Article XVI of the Plan.

        2.5 Board; Board of Directors. "Board" and "Board of Directors" each mean the Board of Directors of AMO. The Organization and Compensation Committee of the Board, or any successor thereto, shall exercise any and all rights, duties and obligations that are retained by or assigned to the Board under the Plan.

        2.6 Bonuses. "Bonuses" means non-salary amounts earned by the Participant that are designated as bonuses or commissions. Bonuses shall be treated as earned in the Deferral Period designated by the Committee even though they may be paid in the subsequent Deferral Period in accordance with Company policy or practice.

        2.7 Code. "Code" means the Internal Revenue Code of 1986, as amended.

        2.8 Committee. "Committee" means the committee authorized to administer this Plan as set forth in Section 13.1 hereof.

        2.9 Company. "Company" means Advanced Medical Optics, Inc., a Delaware corporation, and each Affiliated Company (as defined in the AMO 401(k) Plan) designated by the Board of Directors.

        2.10 Credited Service. "Credited Service" means the amount of service of a Participant determined by the Committee based on the human resources records maintained by the Company. In the case of any Eligible Employee who was employed by the "Company" (as defined in the Allergan EDCP) at any time prior to the Effective Date, for the period prior to the Effective Date, such Eligible Employee shall be credited with Credited Service under the Plan equal to the period (if any) of "Credited Service" (as defined in the Allergan EDCP) credited to such Eligible Employee under the Allergan EDCP.

        2.11 Deferral Account. "Deferral Account" means the account established for a Participant pursuant to Section 5.1 of the Plan.

        2.12 Deferral Election. "Deferral Election" means the election made by the Participant pursuant to the terms of Section 4.1 of the Plan.

        2.13 Deferral Election Form. "Deferral Election Form" means the written agreement to defer Salary or Bonuses made by the Participant. Such written agreement shall be in a format designated by the Committee.

        2.14 Deferral Period. "Deferral Period" means the Plan Year.

        2.15 Disability. "Disability" means any injury, illness or condition that constitutes a disability that qualifies for payment under the Company's Long-Term Disability Plan.

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        2.16 Effective Date. "Effective Date" means the Distribution Date.

        2.17 Eligible Employee. "Eligible Employee" means an employee of the Company who is a U.S. or Puerto Rico local or a U.S.--based or Puerto Rico--based expatriate that is either exempt grade 8E and above or is employed in another executive or management position as approved by the Committee. An employee shall be treated as an Eligible Employee only upon selection and notification in writing of such status by the Committee and only if (a) he or she is not classified or paid as an independent contractor (regardless of his or her classification for federal tax or other legal purposes) by the Company and
(b) he or she does not perform services for the Company pursuant to an agreement between the Company and any other person including a leasing organization. An employee shall cease to be an Eligible Employee if he or she is reclassified below exempt grade 8E or as an independent contractor or a leased employee by the Company, except that, upon reclassification below exempt grade 8E, any Deferral Election which has been made (and deferrals having commenced) may be completed.

        2.18 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        2.19 Financial Hardship. "Financial Hardship" means an unexpected and significant need for cash (which cannot be met reasonably and contemporaneously from other sources) arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Committee in its sole discretion. Cash needs arising from foreseeable events or discretionary expenditures such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

        2.20 Fund Rate. "Fund Rate" means, with respect to any portion of a Deferral Account for which the Fund Rate is applicable, the rate of return based on the income, gains, losses and expenses of the insurance funds or other investment vehicles (collectively called "Fund Media") selected by the Participant in accordance with Section 5.4.

        2.21 In-Service Distribution. "In-Service Distribution" means a distribution elected by the Participant pursuant to Article X of the Plan.

        2.22 Investment Election Form. "Investment Election Form" means the form prescribed by the Committee for the Participant to elect to have all or a portion of his or her Deferral Account credited with a rate of return at the Fund Rate in accordance with Section 5.3 hereof, including the selection of Fund Media.

        2.23 Participant. "Participant" means any Eligible Employee who commences participation in this Plan as provided under Section 3.1 hereof.

        2.24 Participation Agreement. "Participation Agreement" means the written agreement or form that an Eligible Employee must complete and submit in order to commence participation in the Plan. Such written agreement shall be in a format designated by the Committee.


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        2.25 Plan. "Plan" means this Advanced Medical Optics, Inc. Executive
Deferred Compensation Plan effective as of the Effective Date hereof and as it may be amended from time to time.

        2.26 Plan Year. "Plan Year" means the calendar year; provided, however, that the first Plan Year of the Plan shall commence on the Effective Date and end on December 31, 2002.

        2.27 Retirement Date. "Retirement Date" means (a) the later of the Participant's fifty-fifth (55th) birthday or completion of at least five (5) years of Credited Service; or (b) the later of the last day of the calendar month in which the Participant's sixty-fifth (65th) birthday occurs or completion of at least one (1) year of Credited Service.

        2.28 Termination; Termination of Employment. "Termination" or "Termination of Employment" means the termination of a Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary.

        2.29 Transferring Employee. "Transferring Employee" means an "Eligible Employee" (as defined in the Allergan EDCP) who (a) transferred employment to the Company before or as of the Effective Date in accordance with the terms of the Employee Matters Agreement effective as of the Distribution Date, between Allergan and AMO, and (b) is an Eligible Employee (as defined in Section 2.17) as of the Effective Date.

        2.30 Unscheduled Withdrawal. "Unscheduled Withdrawal" means a distribution requested by the Participant and approved by the Committee pursuant to Article XI of the Plan.

                                  ARTICLE III.
                          ELIGIBILITY AND PARTICIPATION

        3.1 Participation - Eligibility and Initial Period.

               (a) Participation in this Plan is open only to Eligible Employees (as defined in Section 2.17) of the Company.

               (b) Each Transferring Employee who is a "Participant" (as defined in the Allergan EDCP) immediately prior to the Effective Date shall become a Participant in the Plan as of the Effective Date.

               (c) Each Eligible Employee other than a Participant in the Plan pursuant to Section 3.1(b) shall be eligible to participate in the Plan as of the Effective Date.

               (d) Other than Participants in the Plan pursuant to Section 3.1(b), each Eligible Employee of the Company, as of the Effective Date hereof, may become a Participant for the Deferral Period commencing on the Effective Date if he or she submits a properly completed Participation Agreement, Deferral Election Form and Investment Election Form to the Committee prior to the Effective Date. Any employee of the Company who becomes, subsequent to the Effective Date hereof, an Eligible Employee, e.g., newly hired or promoted employees in an eligible category, may become a Participant for the Deferral Period commencing on or after he or she becomes an Eligible

        Employee if he or she submits a properly completed Participation Agreement, Deferral Election Form and Investment Election Form prior to such Deferral Period.

        3.2 Participation - Subsequent Entry into Plan.

               (a) An Eligible Employee (other than a Participant in the Plan pursuant to Section 3.1(b)) who does not elect to become a Participant at the time of initial eligibility as set forth in Section 3.1(d) shall remain eligible to become a Participant subsequently as long as he or she continues his or her status as an Eligible Employee. In such event, the Eligible Employee may become a Participant if he or she submits a properly completed Participation Agreement, Deferral Election Form and Investment Election Form prior to January 1 of the Deferral Period for which it is effective.

               (b) A Participant in the Plan pursuant to Section 3.1(b) whose participation in the Plan is terminated pursuant to the last sentence of
        Section 4.1(a) shall remain eligible to become a Participant subsequently as long as he or she continues his or her status as an Eligible Employee. In such event, the Eligible Employee may become a Participant if he or she submits a properly completed Participation Agreement, Deferral Election Form and Investment Election Form prior to January 1 of the Deferral Period for which it is effective.

                                   ARTICLE IV.
                               DEFERRAL ELECTIONS

        4.1 Deferral Election.

               (a) The Committee shall prescribe procedures to implement automatic Deferral Elections for the Participants described in Section 3.1(b), pursuant to which such a Participant shall be deemed to have elected to defer amounts in such portions as were elected by such Participant under the Allergan EDCP, as such election was in effect immediately prior to the Effective Date. An automatic election under this Section 4.1(a) shall be effective as of the first pay period following the Effective Date and shall remain in effect until superseded by a subsequent Deferral Election Form properly completed and submitted by such Participant. Such a subsequent Deferral Election Form shall apply to pay periods commencing after the date it is submitted. Amounts deferred under this Section 4.1(a) and all other amounts credited to such Participant's Deferral Account shall be invested in accordance with the Participant's most recent allocation under the Allergan EDCP (to the extent such investment allocation options are available under this Plan, otherwise in such manner as the Committee shall determine in its sole discretion) until superseded by a subsequent Investment Election Form properly completed and submitted by such Participant in accordance with
        Section 5.3. Notwithstanding the foregoing, unless such Participant submits a properly completed Participation Agreement, Deferral Election Form and Investment Election Form within thirty (30) days of the Effective Date, the Committee may, in its sole discretion, terminate the automatic election under this Section 4.1(a) and make a distribution in accordance with the provisions of Section 4.4.

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               (b) For each Deferral Period after initial participation
        commences, a Participant may make a Deferral Election on a voluntary basis by properly completing and submitting a Deferral Election Form and Investment Election Form prior to the first day (January 1) of the Deferral Period for which the Deferral Election is effective. A Participant shall not be obligated to make a Deferral Election in each Deferral Period, and (subject to the requirements set forth in Sections
        4.2 and 4.3 below) a Participant may change the amount of each future Deferral Election. Once a Deferral Period commences for which a Deferral Election is made, such Deferral Election shall continue for the entire Deferral Period except that it shall terminate on Termination of Employment or as otherwise provided in Section 4.4 or Article XI.

        4.2 Maximum Deferral Election. A Participant may elect in the Deferral Election Form to defer up to one hundred percent (100%) of Base Salary and/or one hundred percent (100%) of Bonuses earned during the Deferral Period. In its sole discretion, the Committee may also provide other Deferral Election options, including that a Participant may elect to defer a specified dollar amount or a percentage of Bonuses earned during the Deferral Period but limited to the extent such Bonuses exceed a specified dollar amount. Also, the Committee may provide for a Deferral Election under which a Participant elects to defer such amounts as such Participant otherwise would have deferred as "Before Tax Deposits" (as defined in the AMO 401(k) Plan) under the AMO 401(k) Plan, but which may not be deferred under the AMO 401(k) Plan as a result of the limitations imposed under Section 402(g) of the Code. Such deferral election may be made as a Participant's sole election, or in addition to another deferral election. A Deferral Election shall be automatically reduced or adjusted if the Committee determines that such action is necessary or appropriate to meet Federal, State or other applicable tax withholding obligations or to pay for benefits or other obligations arising from the Participant's relationship with the Company.

        4.3 Minimum Deferral Election.

               (a) In order for a Deferral Election Form to be valid, the Participant must elect to defer at least five thousand dollars ($5,000) (or such other amount as may be designated by the Committee) in the Deferral Period from either Base Salary or Bonuses or a combination of Base Salary and Bonuses. Thus, Deferral Elections of Base Salary and Bonuses for the same Deferral Period shall be aggregated for the purpose of determining whether the Participant has elected at least the minimum Deferral Election.

               (b) In determining whether the Participant has made the minimum Deferral Election, if the amount is stated in the form of a percentage of Base Salary or Bonuses, the adequacy of the deferral shall be based on the Base Salary and Bonuses earned by the Participant in the Plan Year immediately preceding the Deferral Period. The Committee may, in its sole discretion, permit Participants to elect to defer amounts in the form of a percentage based on anticipated Base Salary and Bonuses.

        4.4 Termination of Deferral. If it is evident that a Participant has not or will not actually defer the minimum Deferral Election required by Section 4.3 (whether due to Termination of Employment or otherwise), the Committee may, in its sole discretion, terminate the Deferral Election and distribute the portion of the Participant's Deferral Account attributable to such Deferral Election in a single lump sum payment with investment earnings or interest credited to the last day of the month preceding distribution at the Fund Rate.

                                   ARTICLE V.
                                DEFERRAL ACCOUNTS

        5.1 Deferral Accounts.

               (a) Solely for record keeping purposes, a Deferral Account shall be maintained for each Participant. The Deferral Account shall be credited with the following:

                      (i) the Annual Deferrals at the time such amounts would
               otherwise have been paid to the Participant;

                      (ii) a "Profit Sharing Restoration Credit" equal to the
               excess of (A) such Participant's "Profit Sharing Contribution" (as defined in the AMO 401(k) Plan) for such Plan Year under the AMO 401(k) Plan, determined as if the Participant's "Compensation" (as defined in the AMO 401(k) Plan) had been calculated without deducting Annual Deferrals made under this Plan, and as if the "Profit Sharing Contribution" (as defined in the AMO 401(k) Plan) had been calculated without regard to the limitations imposed by Sections 401(a)(4), 401(a)(17) and 415 of the Code, over (B) such Participant's actual "Profit Sharing Contribution" (as defined in the AMO 401(k) Plan) for such Plan Year under the AMO 401(k) Plan;

                      (iii) if a Participant has contributed the maximum "Before
               Tax Deposits" (as defined in the AMO 401(k) Plan) permitted under the terms of the AMO 401(k) Plan for a Plan Year, then the Participant's Deferral Account shall be credited with a "Matching Contribution Restoration Credit" equal to the excess of (A) such Participant's "Matching Contributions" (as defined in the AMO 401(k) Plan) for such Plan Year under the AMO 401(k) Plan, determined based on such Participant's "Matched Deposits" (as defined in the AMO 401(k) Plan), and as if the Participant's "Compensation" (as defined in the AMO 401(k) Plan) had been calculated without deducting Annual Deferrals made under this Plan, and as if the "Matching Contributions" (as defined in the AMO 401(k) Plan) had been calculated without regard to the limitations imposed by Sections 401(a)(4), 401(k), 401(m) and 415 of the Code, over (B) such Participant's actual "Matching Contributions" (as defined in the AMO 401(k) Plan) for such Plan Year under the AMO 401(k) Plan; and

                      (iv) Discretionary Credits in such amounts as the
               Committee may deem appropriate (but not to exceed two hundred thousand dollars ($200,000) for any Participant in any Plan
               Year), on such terms and subject to such further limits or conditions as the Board or Committee may prescribe.

               The amounts (if any) to be credited to a Participant's Deferral Account pursuant to paragraphs (ii) and (iii) above shall be credited after the end of the Plan Year to which such credits relate and after such Participant's actual "Profit Sharing Contribution" and actual "Matching Contributions" (each as defined in the AMO 401(k) Plan) for such Plan Year under the AMO 401(k) Plan are determined, but not later than the end of the Plan Year following the Plan Year to which such credits relate.

               (b) Effective as of the Distribution Date, with respect to Transferring Employees, the liabilities attributable to the "Deferral Accounts" (as defined in the Allergan EDCP) of such Transferring Employees as of the Distribution Date are hereby assumed by AMO, subject to Allergan reducing to zero the balances in the Transferring Employees' "Deferral Accounts" (as defined in the Allergan EDCP). Effective as of the Distribution Date, with respect to a Participant who is a Transferring Employee, the amount credited to such Participant's "Deferral Account" (as defined in the Allergan EDCP) as of the Distribution Date shall be credited to such Participant's Deferral Account in the Plan, subject to the actions in the preceding sentence and subject to the transfer of assets pursuant to Section 15.2(b).

               (c) To the extent amounts credited to such Participant's "Deferral Account" in the Allergan EDCP as of the Distribution Date were subject to the "Company Rate" (as defined in the Allergan EDCP), the Participant may select the Fund Media (and the applicable proportion) to which such amounts will be subject under this Plan in lieu of the Company Rate, by submitting a properly completed Investment Election Form to the Committee prior to the Effective Date (or in another manner acceptable to the Committee). If the Participant does not submit an Investment Election Form or otherwise select the Fund Media for such amounts as described in the preceding sentence, then the amounts credited pursuant to this Section 5.1(c) shall be subject to the Travelers Money Market Portfolio listed on Appendix A (or, if the Travelers Money Market Portfolio is unavailable for any reason, then such Fund Media as the Committee shall determine in its sole discretion), until superseded by a subsequent Investment Election Form properly completed and submitted by such Participant. Amounts credited pursuant to this Section 5.1(c) shall be subject to any distribution elections made under the Allergan EDCP, except to the extent modified by a subsequent Participation Agreement under this Plan.

        5.2 Investment Earnings on Deferral Accounts. The Deferral Account of a Participant shall be credited with investment earnings at the Fund Rate as provided in Section 5.3.

        5.3 Participant Investment Elections.

               (a) Any Deferral Election made by a Participant with respect to a Deferral Period beginning on or after the Effective Date shall be credited with investment earnings at the Fund Rate.

               (b) The Participant may prospectively change the investment allocation to Fund Media on a monthly basis in whole or part by submitting an Investment Election Form or by using such electronic means and under such procedures as the Committee may permit.

        5.4 Fund Media. The initial Fund Media under the Plan as of the Effective Date shall be as set forth on Appendix A, attached hereto. The Committee may add or delete Fund Media in its sole discretion from time to time. Participants must make an investment allocation to Fund Media in whole percentages equal to one hundred percent (100%), in the aggregate, of the amount invested in Deferral Accounts.

        5.5 Statement of Accounts. The Committee shall provide to each Participant periodic statements setting forth the balance of the Deferral Account maintained for such Participant. Notwithstanding anything contained in such statements, the provisions of the Plan shall govern exclusively the actual rate of interest or investment earnings to be credited and paid.

                                   ARTICLE VI.
                               RETIREMENT BENEFITS

        6.1 Entitlement to Deferral Accounts. Upon Termination of Employment on or after Retirement Date, the Company shall pay to the Participant a retirement benefit, in the form and manner provided in Section 6.2 below, equal to the balance of the Participant's Deferral Account with interest or investment earnings credited at the Fund Rate.

        6.2 Form of Retirement Benefits. The retirement benefit shall be paid in sixty (60) quarterly installments unless the Participant elects in the Participation Agreement to have the retirement benefit paid in either a single lump sum or in twenty (20) or forty (40) quarterly installments.

        6.3 Time of Commencement. A Participant may elect in the Participation Agreement to have payments begin within sixty (60) days following the date of Termination of Employment, or, alternatively, (a) on the first business day of January of the next following calendar year or (b) on the first business day of January of a later year (not to exceed ten (10) years from the date of Termination of Employment or, if earlier, the year in which the Participant attains age seventy (70)). Notwithstanding the foregoing, the commencement of payments may be delayed (but not more than thirty (30) days) for reasons of administrative convenience, including, without limitation, in order to complete any necessary valuation or accounting with respect to the Deferral Account of the Participant.

        6.4 Change in Payout Timing. A Participant may change his or her Participation Agreement at any time prior to Termination of Employment in order to revise the timing of retirement benefits to another method (or over another period) permitted under Sections 6.2 and 6.3 above. If such a change is made within a period not greater than twelve (12) months prior to Termination of Employment (unless Termination of Employment is on account of Disability), there shall be a ten percent (10%) penalty charged at the time of change against the Participant's Deferral Account.

                                  ARTICLE VII.
                              TERMINATION BENEFITS

        7.1 Entitlement to Deferral Accounts. Upon Termination of Employment prior to Retirement Date, the Company shall pay to the Participant a termination benefit in the form and manner provided in Section 7.2 below, equal to the balance of the Participant's Deferral Account with interest or investment earnings credited at the Fund Rate.

        7.2 Form of Termination Benefits. The termination benefit shall be paid in a single lump sum payment within sixty (60) days following the date of Termination of Employment or, if otherwise elected in the Participation Agreement, either (a) on the first business day of January following Termination of Employment or (b) if at least five (5) years of Credited Service has elapsed, in five (5) annual installments. If installments are to be paid under this
Section 7.2, they shall commence within sixty (60) days following the date of Termination of Employment. Notwithstanding the foregoing, the commencement of payments may be delayed (but not more than thirty (30) days) for reasons of administrative convenience, including, without limitation, in order to complete any necessary valuation or accounting with respect to the Deferral Account of the Participant. In addition, notwithstanding the foregoing, the Company may, in its sole discretion (except following a Change in Control as defined in Section 14.2), elect to revise the payment of a single lump sum and instead to pay the termination benefits over a period of three (3) years in annual installments.

                                  ARTICLE VIII.
                                 DEATH BENEFITS

        8.1 Death of Employee Prior to Retirement Date. If a Participant dies prior to Termination of Employment and before reaching Retirement Date (a) the balance of the Participant's Deferral Election for the Deferral Period, if any, will be credited to his or her Deferral Account and (b) the Participant's Beneficiary will receive payment of the Participant's Deferral Account in a single lump sum if the balance is fifty thousand dollars ($50,000) or less, and in either a single lump sum or in twenty (20) or forty (40) quarterly installments (as elected by the Participant in his or her Participation Agreement) if the balance is more than fifty thousand dollars ($50,000). Investment earnings on the Deferral Account not yet paid at death shall be credited at the Fund Rate.

        8.2 Death of Employee on or After Retirement Date. If a Participant dies prior to Termination of Employment and on or after reaching Retirement Date (a) the balance of the Participant's Deferral Election for the Deferral Period, if any, will be credited to his or her Deferral Account and (b) the Participant's Beneficiary will receive payment of the Participant's Deferral Account in a single lump sum payment or in twenty (20), forty (40) or sixty (60) quarterly installments (as elected by the Participant for distribution of retirement benefits in his or her Participation Agreement). The Beneficiary may request that the Committee accelerate installment payments into a single lump sum payment and the Committee shall decide, in its sole discretion, whether to so accelerate based on factors, such as the Beneficiary's needs and Plan liquidity, deemed appropriate under the circumstances by the Committee. Investment earnings on the Deferral Account not yet paid at death shall be credited at the Fund Rate.

        8.3 Death After Termination of Employment. If a Participant dies after Termination of Employment, the Participant's Beneficiary will receive payment of the Participant's Deferral Account (or remaining unpaid portion if distributions have already begun) in the same manner and in all respects as the Participant was entitled to receive (if the Participant continued to live) pursuant to the terms of Article VI (Retirement Benefits) or Article VII (Termination Benefits) whichever is applicable. Notwithstanding the foregoing, if, and only if, the Participant dies after having reached Retirement Date at the time of Termination of Employment, the Beneficiary may request that the Committee accelerate any remaining installment payments into a single lump sum payment and the Committee shall decide, in its sole discretion, whether to so accelerate based on factors, such as the Beneficiary's needs and Plan liquidity, deemed appropriate under the circumstances by the Committee.

        8.4 Investments After Death. Notwithstanding Sections 8.1 through 8.3, the Committee shall transfer the remaining unpaid portions of a deceased Participant's Deferral Account into one of the Fund Media which is a fixed income investment at the time which is six (6) months from the death of the Participant unless the Committee receives other investment directions from a duly appointed representative or executor of the deceased Participant. The Committee shall have no liability or responsibility with respect to the absolute or relative return of such Fund Media during the period commencing on the date that the amount is so invested and ending on the date of payment of all amounts on deposit in the Participant's Deferral Account to the Participant's Beneficiary.

                                   ARTICLE IX.
                                   DISABILITY

        9.1 Continuation of Participation. If a Participant suffers a Disability, the Participant shall be deemed not to incur a Termination of Employment if, and only as long as, he or she continues on the payroll of the Company for Base Salary or Bonuses. In such event, the Participant may continue participation in the Plan on the same basis as other Participants, provided that payments to the Participant made under programs of the Company for Short-Term Disability, Long-Term Disability, or sick pay may not be treated as Base Salary or Bonuses for purposes of a Deferral Election.

        9.2 Availability of Financial Hardship Withdrawals. Consistent with
Section 9.1, in determining the availability of a Financial Hardship withdrawal, a Participant who suffers a Disability shall not be deemed to incur a Termination of Employment until the time that he or she ceases to receive Base Salary or Bonuses on the payroll of the Company.

                                   ARTICLE X.
                            IN-SERVICE DISTRIBUTIONS

        10.1 Election to Take In-Service Distributions. A Participant may elect in each Deferral Election Form, for that particular Deferral Election, to receive in the future an In-Service Distribution from his or her Deferral Account.

        10.2 Maximum In-Service Distribution. An In-Service Distribution must be equal to one hundred percent (100%) of the amount of the particular Deferral Election. Investment earnings on any In-Service Distributions shall be credited at the Fund Rate. Notwithstanding the election under this Article, if benefit payments with respect to a Deferral Election are otherwise made at a time earlier than elected under an In-Service Distribution, for example due to an Unscheduled Withdrawal, the In-Service Distribution shall be superseded by such earlier distribution event and shall be reduced or eliminated to such extent.

        10.3 Timing of In-Service Distribution. The In-Service Distribution shall be paid to the Participant in a single lump sum, or in two (2), three (3) or four (4) annual installments as elected by the Participant in the Deferral Election Form. However, in no event shall the In-Service Distribution be paid or commence at any time before the second (2nd) year following the first business day of the Deferral Period to which the In-Service Distribution relates. A Participant may elect to change the date on which an In-Service Distribution is to be paid or commence, provided that no more than two (2) such changes shall be permitted, and provided further that the election must be made with at least twelve (12) months advance notice under procedures adopted by the Committee.

                                   ARTICLE XI.
                 UNSCHEDULED AND FINANCIAL HARDSHIP WITHDRAWALS

        11.1 Unscheduled Withdrawals. A Participant may take Unscheduled Withdrawals (but no more than one (1) in any Plan Year) from his or her Deferral Account. The amount of any Unscheduled Withdrawal shall be equal to the portion of the Deferral Account attributable to one or more Deferral Elections that have been previously completed and shall include investment earnings at the Fund Rate.

        11.2 Financial Hardship Withdrawal. A Participant may request that the Committee permit him or her to take a withdrawal or withdrawals on account of Financial Hardship (as defined in Section 2.19). In such event, the Committee shall determine in its sole discretion whether a Financial Hardship exists and, if it so determines, whether the Participant should be permitted to take such a withdrawal. The Committee shall also determine the amount of the permitted withdrawal, which shall not exceed the amount necessary to address the Financial Hardship, and whether the Participant must reduce or cease a current Deferral Election, if any, as a condition for a Financial Hardship withdrawal.

        11.3 Penalty for Unscheduled Withdrawals. There shall be a penalty charged against the Deferral Account of a Participant at the time of an Unscheduled Withdrawal. The penalty shall be equal to ten percent (10%) of the Unscheduled Withdrawal, except the penalty shall be five percent (5%) if the Unscheduled Withdrawal is made within two (2) years following a Change in Control (as defined in Section 14.2). In addition to the foregoing penalty, upon taking an Unscheduled Withdrawal a Participant's current Deferral Election, if any, shall automatically be deemed terminated and the Participant may not make a new Deferral Election for the next following Deferral Period.

                                  ARTICLE XII.
                        ADDITIONAL BENEFIT PAYMENT RULES

        12.1 Small Benefit Payments. Notwithstanding any other provision of the Plan, in the event that the payment of a Deferral Account (or total remaining installments under any method) to a Participant or Beneficiary is fifty thousand dollars ($50,000) or less, the Company may, in its sole discretion, elect to make such payment(s) in a single lump sum payment as soon as administratively practicable.

        12.2 Constructive Receipt. The Committee may change any election or option available under the Plan, or the form or timing of any benefit payment, if the Committee determines, based on the advice of counsel or other consultants to the Company, that such a change is necessary or advisable in order to avoid or limit the risk of adverse tax consequences to Participants or Beneficiaries based on application of the doctrine of "constructive receipt" or a similar Federal or State tax principle.

        12.3 Postponement of Payment. If a distribution of all or part of a Deferral Account would not be deductible to the Company because of the restrictions imposed by Section 162(m) of the Code (or any successor provision), such distribution shall be postponed (to the extent necessary) to the first business day of the first Plan Year in which the limitation on deductibility would not apply. Any postponed distribution under this Section 12.3 shall be credited with interest or investment earnings at the rate otherwise applicable to the Deferral Account at the time when the distribution was originally scheduled for payment.

        12.4 Commencement Date and Investment Crediting for Benefit Payments. Unless the Plan specifically provides otherwise, benefit payments (whether a single lump sum payment or installments) shall commence to a Participant or Beneficiary no later than sixty (60) days from the date of the event, e.g., Termination of Employment or request for Unscheduled Withdrawal, that gives rise to such payments. Installment payments shall be made on the same day of each quarter or year (depending on whether quarterly or annual installments apply) following the initial payment. Investment earnings shall be credited to the date that the Committee selects in its sole discretion for valuation for distribution purposes and the Committee shall make appropriate adjustments to reflect investment earnings where benefit payments are to be paid in installments.

                                  ARTICLE XIII.
                           ADMINISTRATION OF THE PLAN

        13.1 Administration by Committee. This Plan shall be administered by a committee (the "Committee") which is appointed by the Corporate Benefits Committee of AMO, and which may, but need not, consist of some or all of the members of the Corporate Benefits Committee itself. A member of the Committee may be a Participant in this Plan; provided, however, that any action to be taken by the Committee solely with respect to the particular interest in this Plan of a Committee member shall be taken by the remaining members of the Committee.

        13.2 Committee Authority; Rules and Regulations. The Committee shall have discretionary authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan, (b) decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan, and (c) take or approve all such other actions relating to the Plan (other than amending or terminating the Plan or making a final determination concerning an application for Plan benefits as set forth in Section 13.6 hereof); provided, however, that the Board may, by written notice to the Committee, withdraw all or any part of the Committee's authority at any time, in which case such withdrawn authority shall immediately revest in the Board. Subject to Section 13.6 hereof, the decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

        13.3 Appointment of Agents. In the administration of the Plan, the Board and the Committee may from time to time employ agents (which may include officers and employees of the Company) and delegate to them such administrative duties as the Board and the Committee see fit and may from time to time consult with counsel who may be counsel to the Company.

        13.4 Application for Benefits. The Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Committee may require. In the case of any person suffering from a disability or other condition which prevents such person from making personal application for benefits, the Committee may, in its discretion, permit application to be made by another person acting on his or her behalf. Notwithstanding the foregoing, if the Committee shall have all information necessary to determine the amount and form of Plan benefits payable to a Participant or Beneficiary who is entitled to benefit payments under this Plan (including, to the extent applicable and without limiting the generality of the foregoing, the name, age, sex and proper mailing address of all parties entitled to benefit payments), then the failure of a Participant or Beneficiary to file an application for benefits shall not cause the Committee to defer the commencement of benefit payments beyond the benefit commencement date required under this Plan.

        13.5 Action on Application. Within sixty (60) days following receipt of an application for benefits and all necessary documents and information, the Committee shall furnish the claimant with written notice of the decision rendered with respect to such application. Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the claimant prior to the expiration of the initial sixty
(60) day period. The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered. In no event shall the period of the extension exceed ninety (90) days from the end of the initial sixty (60) day period. In the case of a denial of the claimant's application, the written notice thereof shall set forth specific reasons for the denial, with references to the Plan provisions upon which the denial is based, a description of any additional information or material necessary to perfect the application (together with an explanation why such material or information is necessary), and an explanation of the Plan's claim review procedure.

        13.6 Appeal of Committee Decision.

               (a) A claimant who does not agree with the decision rendered by the Committee with respect to his application may appeal such decision to the Corporate Benefits Committee. The appeal must be in writing and must be filed with the Corporate Benefits Committee within sixty-five
        (65) days after the date of notice of the Committee's decision with respect to the application, or, if the application has neither been approved nor denied within the applicable period provided in Section
        13.5 hereof, then the appeal must be filed within sixty-five (65) days after the expiration of such applicable period.

               (b) The claimant may request that his or her application be given full and fair review by the Corporate Benefits Committee. The claimant may review all pertinent documents and submit issues and comments to the Corporate Benefits Committee in writing in connection with the appeal. The decision of the Corporate Benefits Committee shall be made promptly, and not later than sixty (60) days after the Corporate Benefits Committee's receipt of a request for review and all supporting documentation and information to be submitted by the claimant, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review and such supporting documentation and information. The Corporate Benefits Committee's decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific reference to the pertinent Plan provisions upon which the decision is based.

                                  ARTICLE XIV.
                                CHANGE IN CONTROL

        14.1 Effect of a Change in Control. Notwithstanding any other provision of the Plan, in the event that a Change in Control (as defined in Section 14.2) occurs on or after the Effective Date hereof, the Company may not amend or terminate the Plan in any manner in order to (a) change downward the method of determining the Fund Rate of any Fund Medium to be credited to the Deferral Accounts of Participants thereafter without the written consent of such Participants or (b) modify or eliminate any distribution method, selection of Fund Media, option or election (including all such methods, options and elections set forth in Articles V through XII of the Plan) available to Participants with respect to Deferral Accounts and Deferral Elections that exist on the date such Change in Control occurs.

        14.2 Change in Control. As used in this Plan, "Change in Control" shall mean the following and shall be deemed to occur if any of the following events occur:

               (a) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of AMO representing (i) twenty percent (20%) or more of the combined voting power of AMO's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within thirty (30) days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) thirty-three percent (33%) or more of the combined voting power of AMO's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

               (b) Individuals who, as of the Effective Date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by AMO's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of AMO, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of AMO;

               (c) The consummation of a merger, consolidation or reorganization involving AMO, other than one which satisfies both of the following conditions:

                      (i) a merger, consolidation or reorganization which would
               result in the voting securities of AMO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least fifty-five percent (55%) of the combined voting power of the voting securities of AMO or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in AMO's voting securities immediately before such merger, consolidation or reorganization, and

                      (ii) a merger, consolidation or reorganization in which no
               Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AMO representing twenty percent (20%) or more of the combined voting power of AMO's then outstanding voting securities; or

               (d) The stockholders of AMO approve a plan of complete liquidation of AMO or an agreement for the sale or other disposition by AMO of all or substantially all of AMO's assets.

        Notwithstanding the preceding provisions of this Section 14.2, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section 14.2 is (i) an underwriter or underwriting syndicate that has acquired the ownership of any of AMO's then outstanding voting securities solely in connection with a public offering of AMO's securities, (ii) AMO or any subsidiary of AMO or (iii) an employee stock ownership plan or other employee benefit plan maintained by AMO (or any of its affiliated companies) that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this Section 14.2, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Section 14.2 becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by AMO which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Company or through a stock dividend or stock split), then a Change in Control shall occur. Finally, notwithstanding the preceding provisions of this Section 14.2, a Change in Control shall not be deemed to have occurred as a result of the Distribution.

                                   ARTICLE XV.
                 ESTABLISHMENT OF TRUST AND INSURANCE CONTRACTS

        15.1 Establishment of Trust. Contemporaneous with the adoption of this Plan, the Company has established the Trust Agreement for Advanced Medical Optics, Inc. Executive Deferred Compensation Plan (the "Trust" or "Trust Agreement"). The Trust created thereunder is a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code. First American Trust, FSB has been named as Trustee under such Trust Agreement. The provisions of the Trust Agreement are incorporated herein by reference.

        15.2 Funding of Trust.

               (a) All amounts of Base Salary or Bonuses that are subject to Deferral Elections by Participants under this Plan shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust's assets) at or about the same time as such amounts are credited to the Deferral Accounts of Participants. All amounts of Profit Sharing Restoration Credits shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust's assets) no later than ninety (90) days after all "Profit Sharing Contributions" (as defined in the AMO 401(k) Plan), if any, under the AMO 401(k) Plan are made. All amounts of Matching Contribution Restoration Credits shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust's assets) no later than ninety (90) days after all "Matching Contributions" (as defined in the AMO 401(k) Plan, and including additional "Matching Contributions" under Section 5.3(b) of the AMO 401(k) Plan), if any, under the AMO 401(k) Plan are made. All amounts of a Discretionary Credit shall be contributed by the Company to the Trust (or directly to insurance contracts or other investment vehicles to be held by the Trustee as part of the Trust's assets) no later than ninety
        (90) days after the determination of such Discretionary Credit.

               (b) In addition, effective upon the Distribution Date, the Company shall cause the assets attributable to Transferring Employees' Deferral Accounts under the Allergan EDCP to be transferred to the Trust from the "Trust" (as defined in the Allergan EDCP). Subject to such transfer of assets, Allergan shall have no further liability to any Transferring Employee with respect to his or her Deferral Account under the Allergan EDCP or with respect to such transferred assets, and AMO shall assume such liability.

        15.3 Investment in Insurance Contracts. The Committee shall direct the Trustee to invest the majority or all of the assets of the Trust in life insurance contracts, to be selected by the Committee, on the lives of Participants. In order for a Participant's Participation Agreement to be effective, the Committee may require that each Participant cooperate in signing an insurance application, submit to medical examination, and provide any relevant information to third parties, including the insurance company(ies) or outside consultants. Such information shall be held in confidence by those who receive it and such information shall not be provided to the Committee or the Company. Participation shall not be denied to an Eligible Employee because he or she is not insurable or must be rated in order for insurance to be issued.

Notwithstanding any other provision in this Plan, if insurance is denied or discontinued because a Participant fails to disclose (or makes a material misrepresentation of) medical or other information, or if the Participant commits suicide during the first two (2) years of participation in the Plan, any amounts which are deferred by the Participant under a Deferral Election shall be repaid to the Participant with investment earnings credited at the Fund Rate, and no other benefits shall be due to the Participant.

        15.4 Investment in Fund Media. With respect to assets of the Trust attributable to Deferral Elections where the Fund Rate applies, the Committee may provide, in its sole discretion, methods by electronic means or otherwise for Participants (or the Committee where the Plan so provides) to make or change investment decisions consistent with the terms of the Plan.

                                  ARTICLE XVI.
                            MISCELLANEOUS PROVISIONS

        16.1 Designation of Beneficiary.

               (a) A Participant shall be entitled to designate one or more individuals or entities, in any combination, as his or her "Beneficiary" or "Beneficiaries" to receive any Plan payments to which such Participant is entitled as of, or by reason of, his or her death. Any such designation may be made or changed at any time prior to the Participant's death by written notice filed with the Committee, with such written notice to be in such form and contain such information as the Committee may from time to time determine. In the event that either
        (i) a Beneficiary designation is not on file at the date of a Participant's death, (ii) no Beneficiary survives the Participant, or
        (iii) no Beneficiary is living at the time any payment becomes payable under this Plan, then, for purposes of making any further payment of any unpaid benefits under this Plan, such Participant's Beneficiary or Beneficiaries shall be deemed to be the estate of the Participant.

               (b) With respect to a Participant who is a Transferring Employee, the "Beneficiary" or "Beneficiaries" (as defined in the Allergan EDCP), if any, designated by such Participant under the Allergan EDCP, as determined immediately prior to the Effective Date, shall be the Beneficiary or Beneficiaries of such Participant, unless such Transferring Employee revokes such designation on or after the Effective Date.

        16.2 Payments During Incapacity. In the event a Participant (or Beneficiary) is under mental or physical incapacity at the time of any payment to be made to such Participant (or Beneficiary) pursuant to this Plan, any such payment may be made to the conservator or other legally appointed personal representative having authority over and responsibility for the person or estate of such Participant (or Beneficiary), as the case may be, and for purposes of such payment references in this Plan to the Participant (or Beneficiary) shall mean and refer to such conservator or other personal representative, whichever is applicable. In the absence or any lawfully appointed conservator or other personal representative of the person or estate of the Participant (or Beneficiary), any such payment may be made to any person or institution that has apparent responsibility for the person and/or estate or the Participant (or Beneficiary) as


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

determined by the Committee. Any payment made in accordance with the provisions of this Section 16.2 to a person or institution other than the Participant (or Beneficiary) shall be deemed for all purposes of this Plan as the equivalent of a payment to such Participant (or Beneficiary), and the Company shall have no further obligation or responsibility with respect to such payment.

        16.3 Prohibition Against Assignment. Except as otherwise expressly provided in Sections 16.1 and 16.2 hereof, the rights, interests and benefits of a Participant under this Plan (a) may not be sold, assigned, transferred, pledged, hypothecated, gifted, bequeathed or otherwise disposed of to any other party by such Participant or any Beneficiary, executor, administrator, heir, distributee or other person claiming under such Participant, and (b) shall not be subject to execution, attachment or similar process. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of such rights, interests or benefits contrary to the foregoing provisions of this Section 16.3 shall be null and void and without effect.

        16.4 Binding Effect. The provisions of this Plan shall be binding upon the Company, the Participants and any successor-in-interest to the Company or to any Participant.

        16.5 No Transfer of Interest. Other than as provided in Article XV and in the Trust Agreement, benefits under this Plan shall be payable solely from the general assets of the Company and no person shall be entitled to look to any source for payment of such benefits other than the general assets of the Company. The Company shall have and possess all title to, and beneficial interest in, any and all funds or reserves maintained or held by the Company on account of any obligation to pay benefits as required under this Plan, whether or not earmarked by the Company as a fund or reserve for such purpose; any such funds or reserves shall be subject to the claims of the creditors of the Company, and the provisions of this Plan are not intended to create, and shall not be interpreted as vesting, in any Participant, Beneficiary or other person, any right to or beneficial interest in any such funds or reserves.

        16.6 Amendment or Termination of the Plan. The Company, by action of its Board of Directors, may amend this Plan from time to time in any respect that it deems appropriate or desirable, and may terminate this Plan at any time; provided, however, that any such Plan amendment or Plan termination shall not, without a Participant's written consent, be given effect with respect to such Participant to the extent such Plan amendment or Plan termination operates to reduce or eliminate (except to the extent that amounts are distributed under the Plan) such Participant's Deferral Account as of the date of such amendment or termination. In addition, if the Board amends the Plan so as to make a change in the formula for determining the Fund Rate of any Fund Medium to be credited under the Plan, such amendment shall not become effective until thirty (30) days advance written notice is given to Participants.

        16.7 No Right to Employment. This Plan is voluntary on the part of the Company, and the Plan shall not be deemed to constitute an employment contract between the Company and any Participant, nor shall the adoption or existence of the Plan or any provision contained in the Plan be deemed to be a required condition of the employment of any Participant. Nothing contained in this Plan shall be deemed to give any Participant the right to continued employment with the Company, and the Company may terminate the employment of any Participant at any time, in which case the Participant's rights arising under this Plan shall be only those expressly provided under the terms of this Plan.

        16.8 Notices. All notices, requests, or other communications (hereinafter collectively referred to as "Notices") required or permitted to be given hereunder or which are given with respect to this Plan shall be in writing and may be personally delivered, or may be deposited in the United States mail, postage prepaid and addressed as follows:

             To the Company               Through August 2002:
             or the Committee at:         Advanced Medical Optics, Inc.
                                          Attention: Administrative Committee
                                          (Executive Deferred Compensation Plan)
                                          2525 Dupont Drive
                                          Irvine, California 92612
                                          cc: General Counsel

                                          Effective September 2002:
                                          Advanced Medical Optics, Inc.
                                          Attention: Administrative Committee
                                          (Executive Deferred Compensation Plan)
                                          1700 E. St. Andrew Place
                                          P. O. Box 25162
                                          Santa Ana, California  92799-5162
                                          cc: General Counsel

             To Participant at:           The Participant's residential mailing
                                          address as reflected in the Company's
                                          employment records

A Notice which is delivered personally shall be deemed given as of the date of personal delivery, and a Notice mailed as provided herein shall be deemed given on the second business day following the date so mailed. Any Participant may change his or her address for purposes of Notices hereunder pursuant to a Notice to the Committee, given as provided herein, advising the Committee of such change. The Company and/or the Committee may at any time change its address for purposes of Notices hereunder pursuant to a Notice to all Participants, given as provided herein, advising the Participants of such change.

        16.9 Governing Law. This Plan shall be governed by, interpreted under, and construed and enforced in accordance with ERISA and, to the extent applicable, the internal laws (and not the laws pertaining to conflicts or choice of laws), of the State of California applicable to agreements made and to be performed wholly within the State of California.

        16.10 Titles and Headings; Gender of Terms. Article and Section headings herein are for reference purposes only and shall not be deemed to be part of the substance of this Plan or in any way to enlarge or limit the meaning or interpretation of any provision in this Plan. Use in this Plan of the masculine, feminine or neuter gender shall be deemed to include each of the omitted genders if the context so requires.

        16.11 Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

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                                       21

        16.12 Tax Effect of Plan. The Company does not warrant any tax benefit nor any financial benefit under the Plan. Without limiting the foregoing, directors, officers, and employees of the Company (other than in their capacity as Participants) shall be held harmless by the Company from, and shall not be subject to any liability on account of, any Federal or State tax consequences or any consequences under ERISA of any determination as to the amount of Plan benefits to be paid, the method by which Plan benefits are paid, the persons to whom Plan benefits are paid, or the commencement or termination of the payment of Plan benefits.

        IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer effective as of the Effective Date hereof.

                                     ADVANCED MEDICAL OPTICS, INC.,
                                     a Delaware corporation


                                     By:    ____________________________________
                                     Name:  ____________________________________
                                     Its:  _____________________________________

                                   APPENDIX A

                                   FUND MEDIA

        The following are designated as the initial Fund Media as of the Effective Date subject to addition or deletion as set forth in Section 5.4 of the Plan:

Scudder VIT EAFE Equity Index Fund
Capital Appreciation Fund (Subadvisor: Janus)
Putnam VT Small Cap Value Fund -- Class 1B
Equity Income Portfolio (Fidelity)
Equity Index Portfolio
Fidelity VIP II Asset Manager Portfolio
PIMCO Total Return -- Administration Class
Travelers Money Market Portfolio

        This Appendix A shall be changed automatically to reflect the current Fund Media when the Committee adds or deletes Fund Media in accordance with
Section 5.4 of the Plan.










                                      A-1